Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Sr. Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports First Quarter Results
•Revenue of $4.1 billion
•Gross Profit of $727 million
•Used Retail Gross Profit per Unit of $1,847, growth of 16%
•EPS of $9.87 per diluted share; adjusted EPS, a non-GAAP measure, of $5.37 per diluted share
•Net income of $188 million; adjusted net income, a non-GAAP measure, of $102 million
•Repurchased approximately 678,000 shares for $147 million
•Over 50% of stores converted to Tekion as of April 28, 2026
ATLANTA, GA. (April 28, 2026) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported first quarter 2026 net income of $188 million ($9.87 per diluted share), an increase of 42% from $132 million ($6.71 per diluted share) in first quarter 2025. The Company reported first quarter 2026 adjusted net income, a non-GAAP measure, of $102 million ($5.37 per diluted share), a decrease of 24% from $134 million ($6.82 per diluted share) in first quarter 2025. The Company also divested ten dealerships and terminated seven franchises during the first quarter 2026 as part of ongoing capital allocation and portfolio optimization efforts. The thirteen stores contributed an estimated annualized revenue of $625 million. The net proceeds from the ten divested stores were approximately $210 million.
“We are making great strides towards meeting our strategic objectives, including the rollout of Tekion across our stores,” said David Hult, Asbury’s President and Chief Executive Officer. “We continued to be disciplined within our capital allocation framework during the quarter. We took opportunities to optimize our portfolio at attractive multiples, utilizing the proceeds to both reduce our debt and return capital to our shareholders. While adverse weather and the expected learning curve associated with the adoption and integration of the new DMS occurred in the quarter, we believe the foundational investments we've made position us to drive meaningful efficiency gains and improved performance as we progress through the year.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.
Adjusted net income for first quarter 2026 excludes, net of tax, net gain on divestitures of $94 million ($4.96 per diluted share), $5 million ($0.24 per diluted share) related to Tekion implementation expenses,

$3 million ($0.15 per diluted share) of weather-related losses, and $1 million ($0.08 per diluted share) related to duplicative DMS-related expenses.
Adjusted net income for first quarter 2025 excludes, net of tax, $11 million of non-cash asset impairments ($0.54 per diluted share), $7 million of cyber insurance recovery proceeds ($0.38 per diluted share), $3 million related to gain on divestitures ($0.16 per diluted share) and $2 million of professional fees related to the acquisition of The Herb Chambers Automotive Group ($0.11 per diluted share).
First Quarter 2026 Operational Summary
Total Company:
•Revenue of $4.1 billion
•Gross profit of $727 million
•Gross margin of 17.7%
•New vehicle revenue of $2.1 billion
•Used vehicle retail revenue of $1.1 billion; used vehicle retail gross profit of $61 million
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,302
•Parts and service revenue of $627 million; gross profit of $365 million
•Selling, General and Administrative expenses (SG&A) as a percentage of gross profit of 70.2%
•Adjusted SG&A as a percentage of gross profit of 68.6%
•Operating margin of 4.7%
•Adjusted operating margin of 5.0%
Same Store:
•Revenue of $3.5 billion
•Gross profit of $616 million
•Gross margin of 17.7%
•New vehicle revenue of $1.8 billion
•Used vehicle retail revenue of $881 million; used vehicle retail gross profit of $52 million
•F&I PVR of $2,307
•Parts and service revenue of $534 million; gross profit of $309 million
•SG&A as a percentage of gross profit of 68.7%
•Adjusted SG&A as a percentage of gross profit of 66.9%
•Operating margin of 5.0%
•Adjusted operating margin of 5.3%
Liquidity and Leverage
As of March 31, 2026, the Company had cash, short term investments, and floorplan offset accounts of $257 million (which excludes $19 million of cash at Total Care Auto, Powered by Asbury) and availability under the used vehicle floorplan line and revolver of $917 million for a total of $1.2 billion in liquidity. The Company’s transaction adjusted net leverage ratio was 3.2x at quarter end.
Share Repurchases
The Company repurchased approximately 678,000 shares for $147 million during the first quarter 2026. On February 25, 2026, the Company announced its board of directors approved an increase in the authorization of the share repurchase plan to an availability of $500 million. As of March 31, 2026, the Company had approximately $453 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the first quarter results will be provided during the earnings conference call on Tuesday, April 28, 2026, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13759872
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Atlanta, Georgia, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of March 31, 2026, Asbury operates 158 new vehicle dealerships, consisting of 202 franchises and representing 34 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Asbury, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury is recognized as one of America’s Fastest Growing Companies 2024 by the Financial Times, one of the World’s Most Trustworthy Companies for 2024 and 2025 by Newsweek, and one of America’s Most Successful Small-Cap Companies by Forbes for 2026.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, beliefs, expectations and assumptions, and projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, optimization of our dealership portfolio, revenue enhancement strategies, operational improvements; projections regarding the expected benefits of present and new technologies, the ability to implement those technologies, and the ability to transition to new technologies from existing systems, including the transition of Asbury's dealer management system to Tekion; management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, and business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, adverse outcomes with respect to current and future litigation and other proceedings; our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business; market factors and changes thereto, including changes related to trade; Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, including in response to the imposition of tariffs; acts of God and other natural disasters, including hurricanes; acts of war or similar incidents, including the present dispute between the United States and Iran; the shortage of automotive parts and components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks associated with technology integration and implementation; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally; governmental regulations and legislation, including changes in automotive state franchise laws and tariffs; our ability to execute our strategic and operational strategies and initiatives, and our ability to leverage gains from Asbury’s dealership portfolio; our ability to capitalize on opportunities to repurchase Asbury’s debt and equity securities or purchase properties that Asbury currently leases; and our ability to stay within Asbury’s targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal or "core" business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A," "Adjusted operating cash flow," "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations.
Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury’s financial condition or results in the specific period in which they are recognized, management also evaluates and makes resource allocation and performance evaluation decisions based on the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Due to the significant effects that dealership acquisitions and divestitures have on our results of operations, and in order to provide more meaningful comparisons, we present herein "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio" (collectively, the "Transaction Adjusted Metrics"), which reflect the effects of the dealership acquisitions and divestitures, if any, as if they had occurred on the first day of the last twelve-month periods being presented. For acquisitions, the pre-acquisition period amount being included in Transaction adjusted EBITDA is determined by pro-rating the forecasted adjusted EBITDA for the year following the acquisition(s). For divestitures, including divestitures due to requirements in connection with an acquisition, the adjusted EBITDA associated with the divestiture(s) is excluded from Transaction adjusted EBITDA. We believe the Transaction Adjusted Metrics provide relevant information to assess our performance at our existing dealership locations for the last twelve-month periods being presented.
The Transaction Adjusted Metrics do not include any adjustments for other events attributable to the dealership acquisitions or divestitures unless otherwise described. We cannot assure you that such financial information would not be materially different if such information were audited or that our actual results would not differ materially from the Transaction Adjusted Metrics if the dealership acquisitions or divestitures had been completed as of the beginning of the last twelve-month periods being presented.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2026	2025
REVENUE:
New vehicle	$2,100.8	$2,138.1	(2)%
Used vehicle:
Retail	1,059.6	1,078.9	(2)%
Wholesale	146.8	156.9	(6)%
Total used vehicle	1,206.3	1,235.8	(2)%
Parts and service	626.8	587.6	7%
Finance and insurance, net	179.0	187.0	(4)%
TOTAL REVENUE	4,113.0	4,148.5	(1)%
COST OF SALES:
New vehicle	1,972.3	1,995.0	(1)%
Used vehicle:
Retail	998.2	1,022.7	(2)%
Wholesale	141.8	148.5	(5)%
Total used vehicle	1,140.0	1,171.3	(3)%
Parts and service	261.7	244.9	7%
Finance and insurance	12.1	13.1	(7)%
TOTAL COST OF SALES	3,386.1	3,424.3	(1)%
GROSS PROFIT	726.9	724.2	NM
OPERATING EXPENSES:
Selling, general and administrative	510.4	456.4	12%
Depreciation and amortization	22.6	19.2	18%
Asset impairments	—	14.3	NM
INCOME FROM OPERATIONS	193.9	234.3	(17)%
OTHER (INCOME) EXPENSES:
Floor plan interest expense	21.0	20.7	2%
Other interest expense, net	48.0	42.3	14%
Gain on dealership divestitures, net	(125.8)	(4.1)	NM
Total other (income) expenses, net	(56.7)	58.9	NM
INCOME BEFORE INCOME TAXES	250.6	175.4	43%
Income tax expense	62.8	43.3	45%
NET INCOME	$187.8	$132.1	42%
EARNINGS PER SHARE:
Basic—
Net income	$9.90	$6.73	47%
Diluted—
Net income	$9.87	$6.71	47%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.0	19.6
Performance share units	—	0.1
Diluted	19.0	19.7
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	March 31, 2026	December 31, 2025	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$25.3	$40.4	$(15.1)	(37)%
Inventory, net (a)	2,116.4	2,135.8	(19.4)	(1)%
Total current assets	3,043.7	3,380.2	(336.5)	(10)%
Floor plan notes payable	1,664.0	2,027.0	(363.0)	(18)%
Total current liabilities	3,223.1	3,559.5	(336.4)	(9)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,525.7	$3,572.0	$(46.3)	(1)%
Shareholders' equity	3,932.1	3,891.9	40.2	1%
Total	$7,457.8	$7,463.9	$(6.1)	NM
_____________________________
(a) Excluding $10.5 million and $96.5 million of inventory classified as assets held for sale as of March 31, 2026 and December 31, 2025, respectively.

	March 31, 2026	December 31, 2025	March 31, 2025
Days Supply
New vehicle inventory	55	52	44
Used vehicle inventory	33	38	31
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended March 31,
	2026	2025
Luxury
Lexus	11%	10%
Mercedes-Benz	7%	7%
BMW	4%	3%
Porsche	3%	2%
Land Rover	2%	2%
Other luxury	6%	6%
Total luxury	35%	30%
Imports
Toyota	19%	20%
Honda	10%	9%
Hyundai	5%	5%
Kia	2%	2%
Other imports	4%	5%
Total imports	40%	41%
Domestic
Ford	12%	13%
Chrysler, Dodge, Jeep, Ram	7%	9%
Chevrolet, Buick, GMC	6%	7%
Total domestic	26%	30%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended March 31,
	2026	2025
Revenue mix
New vehicle	51.1%	51.5%
Used vehicle retail	25.8%	26.0%
Used vehicle wholesale	3.6%	3.8%
Parts and service	15.2%	14.2%
Finance and insurance, net	4.4%	4.5%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	17.7%	19.8%
Used vehicle retail	8.4%	7.8%
Used vehicle wholesale	0.7%	1.2%
Parts and service	50.2%	47.3%
Finance and insurance, net	23.0%	24.0%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2026	2025
Revenue
New vehicle	$2,100.8	$2,138.1	(2)%
Used vehicle:
Retail	1,059.6	1,078.9	(2)%
Wholesale	146.8	156.9	(6)%
Total used vehicle	1,206.3	1,235.8	(2)%
Parts and service	626.8	587.6	7%
Finance and insurance, net	179.0	187.0	(4)%
Total revenue	$4,113.0	$4,148.5	(1)%
Gross profit
New vehicle	$128.5	$143.1	(10)%
Used vehicle:
Retail	61.3	56.2	9%
Wholesale	5.0	8.4	(40)%
Total used vehicle	66.3	64.5	3%
Parts and service	365.1	342.7	7%
Finance and insurance	166.9	173.9	(4)%
Total gross profit	$726.9	$724.2	NM
Unit sales
New vehicle:
Luxury	9,449	8,694	9%
Import	20,604	21,697	(5)%
Domestic	9,229	11,105	(17)%
Total new vehicle	39,282	41,496	(5)%
Used vehicle retail	33,202	35,415	(6)%
Used to new ratio	84.5%	85.3%
Average selling price
New vehicle	$53,480	$51,525	4%
Used vehicle retail	$31,913	$30,465	5%
Average gross profit per unit
New vehicle:
Luxury	$6,778	$6,864	(1)%
Import	2,034	2,412	(16)%
Domestic	2,444	2,798	(13)%
Total new vehicle	3,271	3,448	(5)%
Used vehicle retail	1,847	1,587	16%
Finance and insurance	2,302	2,261	2%
Front end yield (1)	4,921	4,852	1%
Gross margin
Total new vehicle	6.1%	6.7%	(57) bps
Used vehicle retail	5.8%	5.2%	58 bps
Parts and service	58.3%	58.3%	(6) bps
Total gross profit margin	17.7%	17.5%	22 bps
Operating expenses
Selling, general and administrative	$510.4	$456.4	12%
Adjusted selling, general and administrative	$498.6	$463.5	8%
SG&A as a % of gross profit	70.2%	63.0%	720 bps
Adjusted SG&A as a % of gross profit	68.6%	64.0%	459 bps
Income from operations as a % of revenue	4.7%	5.6%	(93) bps
Income from operations as a % of gross profit	26.7%	32.4%	(568) bps
Adjusted income from operations as a % of revenue	5.0%	5.8%	(82 bps)
Adjusted income from operations as a % of gross profit	28.3%	33.3%	(504) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2026	2025
Revenue
New vehicle	$1,780.6	$1,967.3	(9)%
Used vehicle:
Retail	881.3	985.7	(11)%
Wholesale	121.2	149.5	(19)%
Total used vehicle	1,002.4	1,135.2	(12)%
Parts and service	533.6	531.4	NM
Finance and insurance, net	157.1	176.4	(11)%
Total revenue	$3,473.7	$3,810.3	(9)%
Gross profit
New vehicle	$104.8	$131.7	(20)%
Used vehicle:
Retail	52.2	52.7	(1)%
Wholesale	4.4	8.4	(47)%
Total used vehicle	56.7	61.1	(7)%
Parts and service	309.3	313.0	(1)%
Finance and insurance	144.9	163.4	(11)%
Total gross profit	$615.7	$669.3	(8)%
Unit sales
New vehicle:
Luxury	6,990	7,598	(8)%
Import	18,751	20,662	(9)%
Domestic	8,511	10,336	(18)%
Total new vehicle	34,252	38,596	(11)%
Used vehicle retail	28,583	32,421	(12)%
Used to new ratio	83.4%	84.0%
Average selling price
New vehicle	$51,985	$50,971	2%
Used vehicle retail	$30,831	$30,403	1%
Average gross profit per unit
New vehicle:
Luxury	$6,830	$6,916	(1)%
Import	1,970	2,420	(19)%
Domestic	2,367	2,823	(16)%
Total new vehicle	3,061	3,413	(10)%
Used vehicle retail	1,828	1,627	12%
Finance and insurance	2,307	2,300	NM
Front end yield (1)	4,806	4,898	(2)%
Gross margin
Total new vehicle	5.9%	6.7%	(81) bps
Used vehicle retail	5.9%	5.4%	58 bps
Parts and service	58.0%	58.9%	(96) bps
Total gross profit margin	17.7%	17.6%	16 bps
Operating expenses
Selling, general and administrative	$423.0	$417.4	1%
Adjusted selling, general and administrative	$412.1	$424.5	(3)%
SG&A as a % of gross profit	68.7%	62.4%	635 bps
Adjusted SG&A as a % of gross profit	66.9%	63.4%	350 bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	For the Three Months Ended March 31, 2026			For the Three Months Ended March 31, 2025
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)			(In millions)
Revenue from external customers	$4,031.8	$81.2	$4,113.0	$4,064.4	$84.1	$4,148.5
Intersegment revenue
F&I	56.0	—	56.0	53.1	—	53.1
Parts and service	8.1	—	8.1	9.3	—	9.3
Total intersegment revenue	64.2	—	64.2	$62.4	$—	$62.4
	$4,095.9	$81.2	$4,177.2	$4,126.8	$84.1	$4,210.9
Reconciliation of revenue
Elimination of intersegment revenue			(64.2)			(62.4)
Total consolidated revenue			$4,113.0			$4,148.5

Less:
Cost of sales
New vehicle	1,972.3	—		1,995.0	—
Used vehicle	1,140.0	—		1,171.3	—
Parts and service	269.8	—		254.2	—
Finance and insurance	—	58.1		—	61.0
Selling, general and administrative expenses
Personnel costs	318.2	—		309.1	—
Rent and related expenses	42.5	—		21.2	—
Advertising	18.0	—		15.2	—
Other selling, general and administrative expense	133.3	—		112.5	—
Other segment items	—	1.9		—	1.9
Depreciation and amortization	22.6	—		19.2	0.1
Floor plan interest expense	21.0	—		20.7	—
Segment operating income	$158.2	$21.2	$179.4	$208.5	$21.1	$229.6

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(64.2)			(62.4)
Total intersegment cost of sales eliminations			54.1			57.2
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			3.5			3.5
Total intersegment eliminations			(6.6)			(1.6)
Asset impairments			—			(14.3)
Other interest expense, net			(48.0)			(42.3)
Gain on dealership divestitures, net			125.8			4.1
Income before income taxes			$250.6			$175.4
______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

ASBURY AUTOMOTIVE GROUP, INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	December 31, 2025
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)			$3,525.7	$3,572.0
Cash, short term investments, and floor plan offset			(257.1)	(192.0)
TCA cash			18.9	12.2
Availability under our used vehicle floor plan facility			(136.7)	—
Adjusted long-term net debt			$3,150.7	$3,392.1

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$187.8	$132.1	$547.7	$492.0

Depreciation and amortization	22.6	19.2	85.8	82.4
Income tax expense	62.8	43.3	189.7	170.2
Swap and other interest expense	48.0	42.4	193.2	187.5
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$321.2	$237.0	$1,016.4	$932.1

Non-core items - (income) expense:
Gain on dealership divestitures, net	$(125.8)	$(4.1)	$(201.9)	$(80.2)
Weather-related losses	3.7	—	3.7	—
Asset impairments	—	14.3	126.7	141.0
Insurance recovery	—	(10.0)	(5.0)	(15.0)
Professional fees associated with acquisition	—	2.8	12.5	15.4
Tekion implementation expenses	6.1	—	14.7	8.6
Duplicative DMS-related expenses	1.9	—	1.9	—
Fixed assets write-off	—	—	3.8	3.8
Total non-core items	(114.0)	3.0	(43.5)	73.5

Adjusted EBITDA	$207.2	$240.0	$972.9	$1,005.6

Impact of dealership acquisitions and divestitures			$25.0	$56.7
Transaction adjusted EBITDA			$997.9	$1,062.3

Transaction adjusted net leverage ratio			3.2	3.2

	For the Three Months Ended March 31, 2026
	GAAP	Gain on dealership divestitures, net	Weather-related losses	Tekion implementation expenses	Duplicative DMS-related expenses	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$510.4	$—	$(3.7)	$(6.1)	$(1.9)	$—	$498.6
Income from operations	$193.9	$—	$3.7	$6.1	$1.9	$—	$205.7
Net income	$187.8	$(125.8)	$3.7	$6.1	$1.9	$28.4	$102.3

Weighted average common share outstanding - diluted	19.0						19.0

Diluted EPS	$9.87	$(4.96)	$0.15	$0.24	$0.08	$—	$5.37

SG&A as a % of gross profit	70.2%						68.6%
Income from operations as a % of revenue	4.7%						5.0%

SG&A (Same Store)	$423.0	$—	$(2.9)	$(6.1)	$(1.9)	$—	$412.1
SG&A as a % of gross profit (Same Store)	68.7%						66.9%

	For the Three Months Ended March 31, 2025
	GAAP	Gain on dealership divestitures, net	Asset impairments	Insurance recovery	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$456.4	$—	$—	$10.0	$(2.8)	$—	$463.5
Income from operations	$234.3	$—	$14.3	$(10.0)	$2.8	$—	$241.5
Net income	$132.1	$(4.1)	$14.3	$(10.0)	$2.8	$(0.8)	$134.3

Weighted average common share outstanding - diluted	19.7						19.7

Diluted EPS	$6.71	$(0.16)	$0.54	$(0.38)	$0.11	$—	$6.82

SG&A as a % of gross profit	63.0%						64.0%
Income from operations as a % of revenue	5.6%						5.8%

SG&A (Same Store)	$417.4	$—	$—	$10.0	$(2.8)	$—	$424.5
SG&A as a % of gross profit (Same Store)	62.4%						63.4%

	For the Three Months Ended March 31,
	2026	2025
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$223.2	$225.0
Change in Floor Plan Notes Payable—Non-Trade, net	(93.8)	(25.1)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisitions and divestitures	53.8	(54.5)
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisitions and divestitures	(16.7)	42.0
Adjusted cash flow provided by operating activities	$166.5	$187.4